Exhibit 10.1

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

As Amended and Restated as of June 1, 2011

Among

ALPHA NATURAL RESOURCES, INC.,

as Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER

IDENTIFIED HEREIN

and

CITICORP NORTH AMERICA, INC.,

as Collateral Agent,

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TABLE OF CONTENTS

(continued)

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Schedules

Schedule I	Guarantors
Schedule II	Capital Stock; Debt Securities
Schedule III	Intellectual Property
Schedule IV	Limited Liability Company Interests
Schedule V	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement to the Guarantee and Collateral Agreement
Exhibit II	Form of Perfection Certificate
Exhibit III	Form of Intercompany Note

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, as amended and restated as of June 1, 2011 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among ALPHA NATURAL RESOURCES, INC., a Delaware corporation (the “Borrower”) and each Wholly Owned Domestic Subsidiary of the Borrower listed on the signature pages hereto and each future Wholly Owned Domestic Subsidiary that becomes a party hereto (each a “Guarantor” and together with the Borrower, individually an “Obligor”, and collectively the “Obligors”) and CITICORP NORTH AMERICA, INC. (“CNAI”), in its capacity as collateral agent (together with any successor or assignee duly appointed to such capacity, the “Collateral Agent”) for the Secured Parties.

RECITALS

WHEREAS, this Agreement amends and restates that certain Guarantee and Collateral Agreement dated as of July 30, 2004 (the “Original Closing Date”), between and among FC 2 Corp., a Delaware corporation (which subsequently merged with and into the Borrower), Foundation Coal Corporation, a Delaware corporation (which subsequently merged with and into the Borrower), S2 Acquisition Corp. (which subsequently merged with and into Foundation PA Coal Company, LLC, a Delaware limited liability company, formerly known as Foundation PA Coal Company), certain Subsidiaries of the Borrower party thereto and the Collateral Agent, as amended by Amendment No. 1 to Credit Agreement, dated as of May 22, 2009 (and effective July 31, 2009, the “Amendment No. 1 Effective Date”), and as supplemented by (i) Supplement No. 1, dated as of September 2, 2005, (ii) Supplement No. 2, dated as of October 5, 2007, (iii) Supplement No. 3 dated as of July 31, 2009 and (iv) Supplement No. 4 dated as of February 2, 2011 (the “Existing Security Agreement”).

WHEREAS, pursuant to that certain Third Amended and Restated Credit Agreement dated as of May 19, 2011 (as amended, modified, extended, renewed or replaced from time to time, the “Credit Agreement”) among the Borrower, the Lenders party thereto from time to time and CNAI, as Administrative Agent and Collateral Agent, the Lenders have agreed to amend and restate the Second Amended and Restated Credit Agreement and make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein;

WHEREAS, certain Existing Obligations under the Second Amended and Restated Credit Agreement and the Existing Security Documents are secured by certain Existing Collateral and are guaranteed or supported or otherwise benefited by the Existing Security Documents;

WHEREAS, the parties hereto intend that (a) any such Existing Obligations that remain unpaid and outstanding on and after the Third Amendment Effective Date shall continue to be secured by the Existing Collateral and (b) the Existing Collateral and the Collateral shall secure the Existing Obligations and the Obligations of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents;

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue (or participate in) Letters of Credit under the Credit Agreement that the Obligors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Lenders and the other Secured Parties.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Obligor under, with respect to or on account of an Account.

“Amendment No. 1 Effective Date” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Control Agreement” means any securities account control agreement or commodity account control agreement, as applicable in form and substance reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Securities Accounts or Commodities Accounts, as applicable.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Obligor or that any Obligor otherwise has the right to license, or granting any right to any Obligor under any Copyright now or hereafter owned by any third party, and all rights of any Obligor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Obligor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Obligor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Obligor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Obligor to secure payment by an Account Debtor of any of the Accounts.

“Guarantors” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Obligor, including designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information or know-how.

“Intercompany Note” shall mean a promissory note substantially in the form of Exhibit III.

“Loan Document Obligations” means (a) the due and punctual payment (i) by the Borrower of the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) by the Borrower of each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral and (iii) by the Borrower with respect to the Credit Agreement and by the applicable Loan Party with respect to any Loan Document of all monetary obligations to any of the Secured Parties, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including interest incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment and performance of all other obligations of each Loan Party under or pursuant to the Credit Agreement and each of the other Loan Documents (other than the Obligations referred to in clause (b) of the definition of “Obligations”) (including interest incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (c) the due and punctual payment and performance of all the obligations of each Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) the Loan Document Obligations and (b) the due and punctual payment and performance of all obligations of each Loan Party under each Swap Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) that (i) is in effect on the Third Amendment Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of any of (x) the Original Closing Date, (y) the Amendment No. 1 Effective Date or (z) the Third Amendment Effective Date, or (ii) is entered into after the Original Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into and (c) the due and punctual payment and performance of all obligations of Borrower and any of its subsidiaries in respect of overdrafts and related liabilities owed to a Lender or any of its Affiliates and arising from cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Obligors” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Original Closing Date” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any Obligor or that any Obligor otherwise has the right to license or granting to any Obligor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party.

“Patents” means all of the following now owned or hereafter acquired by any Obligor: (a) all letters patent of the United States or the equivalent thereof in any other country,

and all applications for letters patent of the United States or the equivalent thereof in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of the Borrower and the General Counsel of the Borrower.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Secured Parties” means (a) the Lenders (and any Affiliate of a Lender to which any obligation referred to in clause (c) of the definition of the term “Obligations” is owed), (b) the Administrative Agent, (c) the Collateral Agent (d) each Issuing Bank, (e) each counterparty to any Swap Agreement entered into with a Loan Party the obligations under which constitute Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and permitted assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Obligor or that any Obligor otherwise has the right to license, or granting to any Obligor any right to use any Trademark now or hereafter owned by any third party.

“Trademarks” means all of the following now owned or hereafter acquired by any Obligor: (a) all trademarks, service marks, corporate names, company names, business names, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations thereof (if any), and all applications filed in connection therewith in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, including those listed on Schedule III and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly and severally with the other Guarantors, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

SECTION 2.03. No Limitations, etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.12, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i) the failure of the Administrative Agent, the Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Collateral Agent or any other Secured Party for the Obligations;

(iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations),

(vi) any illegality, lack of validity or enforceability of any Obligation,

(vii) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation,

(viii) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, the Collateral Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim,

(ix) and any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or the Guarantor or any other guarantor or surety.

Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower, or other Loan Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Maximum Liability. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor (other than Holdings and the Borrower) hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 6.02).

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Obligor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Obligor’s right, title and interest in, to and under: (a) any Equity Interests owned by it as of the Third Amendment Effective Date (which shall be listed on Schedule II in accordance with and to the extent required by Section 3.03(a)) and any other Equity Interests obtained in the future by such Obligor and any certificates representing all such Equity Interests

(the “Pledged Stock”); provided that the Pledged Stock shall not include (i) more than 65% of the issued and outstanding voting equity interests of any Foreign Subsidiary, (ii) to the extent applicable law requires that a Subsidiary of such Obligor issue directors’ qualifying shares, such shares or nominee or other similar shares, or (iii) any Equity Interests of a person that is not directly a Subsidiary of such Obligor; (b) (i) the debt securities held by such Obligor as of the Third Amendment Effective Date (which shall be listed on Schedule II in accordance with and to the extent required by Section 3.03(a)), (ii) any debt securities in the future issued to such Obligor and (iii) any promissory notes and any other instruments, if any, held by such Obligor and evidencing Indebtedness of the Borrower or any Subsidiary thereof, and (iv) the Intercompany Note (collectively, the “Pledged Debt”); (c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.06, all rights and privileges of such Obligor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”); provided, however, that Pledged Collateral and all of the components of Pledged Collateral including Pledged Stock, Pledged Debt and the collateral specified in clauses (c) and (d) above shall not include Excluded Assets or any assets not required to be pledged pursuant to Section 5.10 of the Credit Agreement.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral

(a) Each Obligor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Stock and Pledged Debt (to the extent required by Section 3.02(b)) held by it.

(b) Each Obligor will cause any Indebtedness for borrowed money held by it having an aggregate principal amount in excess of $10,000,000 (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Subsidiaries) owed to such Obligor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, including the Intercompany Note, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and

(ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Obligor and such other instruments or, if necessary documents (including issuer acknowledgments in respect of uncertificated securities, if necessary) as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03. Representations, Warranties and Covenants. The Borrower, and with respect to any of its Collateral, each Guarantor, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth, as of the Third Amendment Effective Date, the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be pledged and delivered under Section 3.02;

(b) the Pledged Stock and Pledged Debt (solely with respect to Pledged Debt issued by a person that is not a Subsidiary of the Borrower or an Affiliate of any such subsidiary, to each Obligor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a person that is not a Subsidiary of the Borrower or an Affiliate of any such subsidiary, to each Obligor’s knowledge) are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder, each Obligor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Obligor, (ii) holds the same free and clear of all Liens, other than Liens permitted under Section 6.03 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Liens permitted under Section 6.03 of the Credit Agreement and (iv) subject to the rights of such Obligor under the Loan Documents to dispose of Pledged Collateral, will defend its title or interest hereto or therein against any and all Liens (other than Liens permitted under Section 6.03 of the Credit Agreement), however arising, of all persons;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each Obligor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect); and

(g) under the laws of the State of New York, by virtue of the execution and delivery by the Obligors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent, for the benefit of the Secured Parties, in accordance with this Agreement, the Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance, as the case may be, in full of the Obligations and the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests. Each interest in any limited liability company or limited partnership controlled by any Obligor and pledged hereunder shall be represented by a certificate, shall to the extent permitted by applicable laws be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC; provided, however, in the case of (a) the limited liability company interests set forth on Schedule IV, the Borrower shall cause such interests to be represented by a certificate, to be a “security” within the meaning of Article 8 of the New York UCC and to be governed by Article 8 of the New York UCC, in each case not later than forty-five (45) days after the Third Amendment Effective Date and (b) that any limited liability company or limited partnership that, in either case, is a Wholly Owned Subsidiary formed or acquired after the Third Amendment Effective Date, the Borrower shall cause such interests to be represented by a certificate, to be a “security” within the meaning of Article 8 of the New York UCC and to be governed by Article 8 of the New York UCC, in each case not later than forty-five (45) days after the date of formation or acquisition thereof, as applicable.

SECTION 3.05. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Obligor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Obligor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Obligor. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Obligor shall use its commercially reasonable efforts to cause any Loan Party that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 3.05, to exchange certificates representing Pledged Securities of such Loan Party for certificates of smaller or larger denominations.

SECTION 3.06. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

(i) Each Obligor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that materially and adversely affect the rights inuring to a holder of any Pledged Securities, the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to each Obligor, or cause to be executed and delivered to such Obligor, all such proxies, powers of attorney and other instruments as such Obligor may reasonably request for the purpose of enabling such Obligor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Obligor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Obligor, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and, if such noncash distribution would be required to be delivered as Pledged Collateral under Section 3.02, shall be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (and endorsed in a manner reasonably satisfactory to the Collateral Agent).

(b) Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the relevant Obligors of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Obligor to dividends, interest, principal or other distributions that such Obligor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Collateral Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Obligor contrary to the provisions of this Section 3.06 shall not be commingled by such Obligor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (and endorsed in a manner reasonably satisfactory to the Collateral Agent, as necessary). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Obligor (without interest) all dividends, interest, principal or other distributions that such Obligor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the relevant Obligors of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Obligor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Obligors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, each Obligor shall have the right to exercise the voting and/or consensual rights and powers that such Obligor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Obligor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Obligor or in which such Obligor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all As-Extracted Collateral;

(iii) all Chattel Paper;

(iv) all cash and Deposit Accounts;

(v) all Documents;

(vi) all Equipment and Goods;

(vii) all Fixtures;

(viii) all General Intangibles and Intellectual Property;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property;

(xii) all Letter-of-Credit Rights;

(xiii) all Commercial Tort Claims described with specification on Schedule V hereto (as such Schedule may be amended or supplemented from time to time);

(xiv) all books and records pertaining to the Article 9 Collateral; and

(xv) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing;

provided, however, that the foregoing assignment, pledge and grant of a security interest shall be deemed not to assign, pledge and grant a security interest in (a) any Letter of Credit Rights to the extent any Obligor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (b) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, or (c) motor vehicles the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction; provided further that the foregoing assignment, pledge and grant of a security interest shall be deemed not to assign, pledge and grant a security interest in Excluded Assets or any assets not required to be pledged pursuant to Section 5.10 of the Credit Agreement.

(b) Each Obligor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings), continuation statements, or other filings and recordings, and hereby ratifies any and all such filings made prior to the date hereof, with respect to the Article 9 Collateral and any other collateral pledged hereunder or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, or such other information as may be required under applicable law, including (i) whether such Obligor is an organization, the type of organization and any organizational identification number issued to such Obligor, (ii) in the case of Fixtures and As-Extracted Collateral, a sufficient description of the real property to which such Article 9 Collateral relates, and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the Security Interest in the Article 9 Collateral or other collateral granted under this Agreement, including describing such property as “all assets” or “all property”. Each Obligor agrees to provide such information to the Collateral Agent promptly upon specific request therefor.

Each Obligor hereby further irrevocably authorizes the Collateral Agent to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Obligor without the signature of any Obligor, and naming any Obligor or the Obligors as debtors and the Collateral Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Obligor with respect to or arising out of the Article 9 Collateral.

SECTION 4.02. Representations and Warranties. The Borrower, and with respect to any of its Collateral, each Guarantor, jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Obligor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Obligor, is correct and complete, in all material respects, as of the Third Amendment Effective Date.

Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Third Amendment Effective Date in the case of filings, recordings or registrations required by Section 5.10 of the Credit Agreement), constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments.

A fully executed short form (which form shall be reasonably acceptable to the Collateral Agent and Borrower) containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) shall be delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, as reasonably requested by the Collateral Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States

Copyright Office, and, other than the Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations referenced above, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) under the laws of the State of New York, a legal and valid security interest in all the Article 9 Collateral securing the payment or performance, as the case may be, in full of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral to the extent such a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 6.03 of the Credit Agreement or arising by operation of law.

(d) The Article 9 Collateral is owned by the Obligors free and clear of any Lien, other than Liens expressly permitted pursuant to Section 6.03 of the Credit Agreement or arising by operation of law. None of the Obligors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Obligor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Obligor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in the case of each clause (i), (ii) and (iii) above, in respect of Liens expressly permitted pursuant to Section 6.03 of the Credit Agreement.

(e) None of the Obligors holds any Commercial Tort Claim reasonably estimated in excess of $10,000,000 as of the Third Amendment Effective Date except as indicated on Schedule V hereto, as such schedule may be updated or supplemented from time to time.

(f) All Accounts have been originated by the Obligors and all Inventory reasonably estimated in excess of $10,000,000 has been acquired by the Obligors in the ordinary course of business.

SECTION 4.03. Covenants. (a) Each Obligor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number, (iv) in its jurisdiction of organization or (v) Chief Executive Office. Each Obligor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes applicable to it described in the immediately preceding sentence upon the Collateral Agent’s request. Each Obligor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral, for the benefit of the Secured Parties. Each Obligor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Obligor is damaged or destroyed.

(b) Subject to the rights of such Obligor under the Loan Documents to dispose of Collateral, each Obligor shall, at its own expense, take any and all actions necessary to defend title to its Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the benefit of the Secured Parties, in its Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.03 of the Credit Agreement.

(c) Each Obligor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to any of the Obligors under or in connection with any of the Article 9 Collateral that is in excess of $10,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be, promptly delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Obligor hereby authorizes the Collateral Agent, with prompt notice thereof to the Obligors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any of its assets or items that may constitute Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Obligor shall have the right, exercisable within 30 days after it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Obligor hereunder with respect to such Article 9 Collateral. Each Obligor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral.

(d) After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, its Article 9 Collateral, including, in the case of its Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.03 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Obligor fails to do so as required by the Credit Agreement or this Agreement, and each Obligor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Obligor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Obligor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Obligor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to its Article 9 Collateral and each Obligor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Obligors shall make or permit to be made an assignment, pledge or hypothecation of its Article 9 Collateral or shall grant any other Lien in respect of its Article 9 Collateral, except as expressly permitted by the Credit Agreement. None of the Obligors shall make or permit to be made any transfer of its Article 9 Collateral and each Obligor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement.

(h) None of the Obligors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in its Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted by the Credit Agreement.

(i) Each Obligor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Obligor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of its Article 9 Collateral under policies of insurance, endorsing the name of such Obligor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Obligor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Obligors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Obligors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Obligor agrees, in each case at such Obligor’s own expense, to take the following actions with, respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Obligor shall at any time hold or acquire any Instruments or Tangible Chattel Paper evidencing an amount in excess of $10,000,000, such Obligor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Cash Accounts. No Obligor shall grant control of any deposit account to any Person other than the Collateral Agent and the bank with which the deposit account is maintained.

(c) Investment Property. Except to the extent otherwise provided in Article III:

(i) if any Investment Property, whether certificated or uncertificated (other than uncertificated securities described in clause (ii) below), having an aggregate fair market value in excess of $10,000,000 now or hereafter acquired by any Obligor is held by such Obligor, such Obligor shall notify the Collateral Agent thereof and either, at such

Obligor’s discretion, (A) cause such Investment Property (if it is a Certificated Security) to be endorsed, assigned and delivered to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify, (B) cause such security or Investment Property to be held in a securities account that is then subject to a Control Agreement, (C) cause any securities intermediary or commodity intermediary, as applicable, then holding such Investment Property to agree pursuant to a Control Agreement, in the case of a securities intermediary, to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such securities or other Investment Property or, in the case of a commodity intermediary, to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Obligor or such nominee, or (D) arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property (if it is held through a securities intermediary), for the benefit of the Secured Parties, with such Obligor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property; and

(ii) if any security having a fair market value in excess of $10,000,000 and now or hereafter acquired by any Obligor is uncertificated and is issued to such Obligor or its nominee directly by the issuer thereof, such Obligor shall promptly notify the Collateral Agent of such uncertificated securities and upon the Collateral Agent’s request following the occurrence and during the continuation of an Event of Default, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, cause, or with respect to any issuer that is not a Subsidiary of such Obligor, use best efforts to cause either (i) the issuer to agree to comply with instructions from the Collateral Agent as to such security, without further consent of any Obligor or such nominee, or (ii) the issuer to register the Collateral Agent as the registered owner of such security.

The Collateral Agent agrees with each of the Obligors that the Collateral Agent shall not give any entitlement orders, instructions or directions to any such issuer, securities intermediary or commodity intermediary described above, as applicable, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Obligor, as applicable, unless an Event of Default has occurred and is continuing or, after giving effect to any such withdrawal or dealing rights, would occur; provided, that the provisions of this paragraph (c) shall not apply to any Financial Assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(d) Commercial Tort Claims. If any Obligor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $10,000,000, such Obligor shall promptly notify the Collateral Agent thereof in a writing signed by such Obligor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Obligor agrees that it will not knowingly do any act or knowingly omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Obligor’s business may become prematurely invalidated or dedicated to the public.

(b) Each Obligor will use its commercially reasonable efforts to, for each material Trademark necessary to the normal conduct of such Obligor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark consistent with the quality of such products and services as of the date hereof, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) Each Obligor will use its commercially reasonable efforts to, for each work covered by a material Copyright necessary to the normal conduct of such Obligor’s business that it publishes, displays and distributes, use copyright notice as required under applicable copyright laws.

(d) Each Obligor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Obligor’s business may imminently become abandoned, lost or dedicated to the public other than by expiration, or of any materially adverse determination or development, excluding office actions and similar determinations in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Obligor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Obligor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on a semi-annual basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding six-month period, and (ii) upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright; provided for the avoidance of doubt, that all such Intellectual Property shall automatically constitute Collateral herewith.

(f) Each Obligor shall exercise its reasonable business judgment consistent with its practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country (A) with respect to maintaining and pursuing each material application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Obligor’s business and (B) to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright in each case that is material to the normal conduct of such Obligor’s business, including, when applicable and necessary in such Obligor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Obligor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Obligor knows that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Obligor shall, if such Obligor deems it necessary in its reasonable business judgment, promptly contact such third party, and if necessary in its reasonable business judgment, sue and recover damages, or take such other actions as are reasonably appropriate under the circumstances.

(h) Upon and during the continuance of an Event of Default, each Obligor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Obligor’s right, title and interest thereunder to (in the Collateral Agent’s sole discretion) the designee of the Collateral Agent or the Collateral Agent.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Obligor agrees to deliver each item of its Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Obligors to the Collateral Agent (provided, however, that with respect to Trademarks such assignment shall only be effective if such Trademarks are accompanied by the goodwill symbolized by such Trademarks) or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Obligor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01 the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Obligor, and each Obligor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Obligor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Obligors 10 Business Days’ written notice (which each Obligor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Obligor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Obligor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Obligor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Applicable Agent and the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Applicable Agent and the Collateral Agent hereunder or under any other Loan Document on behalf of any Obligor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Obligors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. Grant of License To Use Intellectual Property. Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under Article V of this Agreement at such time as the Collateral Agent shall be lawfully entitled, and to the extent necessary, to exercise such rights and remedies, each Obligor hereby grants to (in the Collateral Agent’s sole discretion) a designee of the Collateral Agent or the Collateral Agent, for the benefit of the Secured Parties, a nonexclusive license (exercisable without payment of royalty or other compensation to any Obligor) to use, license or sublicense any of its Article 9 Collateral consisting of Intellectual Property (excluding Trademarks) now owned or hereafter acquired by such Obligor, wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent (or its designee) may be exercised, at the option of the Collateral Agent, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Obligors notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act, etc. In view of the position of the Obligors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Obligor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Obligor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Obligor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation of the Borrower, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Guarantor agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.13, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Obligors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation of the Obligors under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Obligor with respect to its obligations hereunder, and each Obligor shall remain liable for the full amount of the obligations of such Obligor hereunder.

(b) Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the security interest in the Pledged Collateral and all obligations of each Obligor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Obligor in respect of the Obligations or this Agreement.

SECTION 7.03. Binding Effect; Several Agreement. This Agreement shall become binding when a counterpart hereof shall have been executed by the Borrower, the Guarantors and the Collateral Agent and when the Collateral Agent shall have received copies thereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of each of the parties hereto and the other Secured Parties and their respective permitted successors and assigns. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

SECTION 7.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and registered assigns, except that no party shall have the right to assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by the Credit Agreement.

SECTION 7.05. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Obligor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, litigation, investigations or proceedings and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted or brought against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of any transactions contemplated hereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, litigation, investigations or proceedings or related expenses result primarily from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties (any such Indemnitee and its Related Parties treated, for this purpose only, as a single Indemnitee).

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. Without prejudice to the survival of any other agreements contained herein, the provisions of this Section 7.05 shall survive the payment in full of the principal and interest under the Credit Agreement, the expiration of the Letters of Credit, the termination of the Commitments and the termination of this Agreement or any other Loan Document. All amounts due under this Section 7.05 shall be payable on written demand therefor.

SECTION 7.06. Collateral Agent Appointed Attorney-in-Fact. Each Obligor hereby appoints the Collateral Agent the attorney-in-fact of such Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Obligor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Obligor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Obligor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Obligor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

SECTION 7.07. Applicable Law; Jurisdiction; Consent to Service of Process; WAIVER OF JURY TRIAL. The terms of Sections 9.07, 9.11 and 9.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Agents, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, each Issuing Bank and other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each party hereto and, to the extent required, consented to by the Required Lenders in accordance with Section 9.08 of the Credit Agreement.

SECTION 7.09. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 7.03. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

SECTION 7.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.12. Termination or Release. (a) This Agreement shall remain in full force and effect until such time as the Obligations have been paid in full and the Commitments have expired or been terminated, at which time this Agreement shall be automatically terminated and the Collateral Agent shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall promptly execute and deliver all UCC termination statements and/or other documents requested by the Obligors evidencing such termination.

(b) A Guarantor shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Restricted Subsidiary.

(c) Upon any sale or other transfer by any Obligor of any Collateral that is permitted under the Credit Agreement to any person that is not an Obligor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the security interest in such Collateral shall be automatically released;

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.12, the Collateral Agent shall promptly execute and deliver to any Obligor, at such Obligor’s, expense all documents that such Obligor shall request to evidence such termination or release subject, with respect to clauses (b) and (c), to the Collateral Agent’s receipt of a certification by the Borrower and any applicable Loan Party state that such transaction, sale or other transfer, as applicable and the related release is permitted under the terms of the Loan Documents. Any execution and delivery of documents pursuant to this Section 7.12 shall be without recourse to or warranty by the Collateral Agent.

(e) Upon the occurrence of a Ratings Event, at the Borrower’s written request, any Security Interest shall be released (the “Collateral Release”). In the event that any action is required to evidence the Collateral Release, the Lenders irrevocably authorize the Administrative Agent and the Collateral Agent to take any such action, including the execution and delivery of such documents, as any Loan Party may reasonably request to evidence such release subject to the Collateral Agent’s receipt of a certification by the Borrower stating that a Ratings Event has occurred.

(f) If, at any time after a Collateral Release for a period of twelve (12) consecutive months, the Borrower’s corporate credit rating and corporate family rating are below either (A) both (x) BB+ (stable) from S&P and (y) Ba1 (stable) from Moody’s or (B) either (x) BB (stable) from S&P or (y) Ba2 (stable) from Moody’s, at the request of the Administrative Agent, the Borrower shall, and shall cause any other Loan Party to, reinstate any Security Interest pursuant to the Collateral Release within ninety (90) days or such longer period as the Administrative Agent may agree in its reasonable discretion.

SECTION 7.13. Additional Subsidiaries. Upon execution and delivery by the Collateral Agent and any Wholly Owned Domestic Subsidiary of the Borrower that is required to become a party hereto by Section 5.10 of the Credit Agreement of an instrument in the form of Exhibit I hereto, such subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 7.14. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Secured Party and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party or such Issuing Bank to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Secured Party or such Issuing Bank, irrespective of whether or not such Secured Party or such Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Secured Party and each Issuing Bank under this Section 7.14 are in addition to other rights and remedies (including other rights of set-off) that such Secured Party or such Issuing Bank may have.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ALPHA NATURAL RESOURCES, INC., as Borrower

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Executive Vice President, General Counsel and Secretary

Signature Page to

Amended and Restated Guarantee and Collateral Agreement

ALPHA AMERICAN COAL COMPANY, LLC
ALPHA AMERICAN COAL HOLDING, LLC
ALPHA COAL RESOURCES COMPANY, LLC
ALPHA COAL SALES CO., LLC ALPHA COAL WEST, INC.
ALPHA ENERGY SALES, LLC ALPHA INDIA, LLC
ALPHA MIDWEST HOLDING COMPANY
ALPHA PA COAL TERMINAL, LLC
ALPHA WYOMING LAND COMPANY, LLC
BARBARA HOLDINGS INC.
CASTLE GATE HOLDING COMPANY
COAL GAS RECOVERY, LLC
DELTA MINE HOLDING COMPANY
DRY SYSTEMS TECHNOLOGIES, INC.
ENERGY DEVELOPMENT CORPORATION
FOUNDATION MINING, LLC FOUNDATION PA COAL COMPANY, LLC
FOUNDATION ROYALTY COMPANY
FREEPORT MINING, LLC
FREEPORT RESOURCES COMPANY, LLC JAY CREEK HOLDING, LLC
KINGSTON MINING, INC.
KINGSTON PROCESSING, INC.
KINGSTON RESOURCES, INC.
LAUREL CREEK CO., INC.
MAPLE MEADOW MINING COMPANY
NEWEAGLE COAL SALES CORP.
NEWEAGLE DEVELOPMENT CORP.
NEWEAGLE INDUSTRIES, INC.
NEWEAGLE MINING CORP.
ODELL PROCESSING INC.
PAYNTER BRANCH MINING, INC.
PENNSYLVANIA LAND HOLDINGS COMPANY, LLC
PENNSYLVANIA SERVICES CORPORATION
PIONEER FUEL CORPORATION
PIONEER MINING, INC.
PLATEAU MINING CORPORATION
RED ASH SALES COMPANY, INC.
RIVER PROCESSING CORPORATION
RIVEREAGLE CORP.
RIVERTON COAL PRODUCTION INC.
RIVERTON COAL SALES, INC.
ROCKSPRING DEVELOPMENT, INC.
RUHRKOHLE TRADING CORPORATION
SIMMONS FORK MINING, INC.

Signature Page to

Amended and Restated Guarantee and Collateral Agreement

WABASH MINE HOLDING COMPANY
WARRICK HOLDING COMPANY

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Vice President and Secretary

ALPHA SHIPPING AND CHARTERING, LLC

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Vice President and Assistant Secretary

ALPHA LAND AND RESERVES, LLC

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	President and Manager

ALPHA NATURAL RESOURCES, LLC
ALPHA NATURAL RESOURCES SERVICES, LLC

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Executive Vice President, General Counsel and Assistant Secretary

Signature Page to

Amended and Restated Guarantee and Collateral Agreement

ALPHA TERMINAL COMPANY, LLC
AMFIRE, LLC
AMFIRE HOLDINGS, LLC
AMFIRE MINING COMPANY, LLC AXIOM EXCAVATING AND GRADING SERVICES, LLC
BLACK DOG COAL, LLC
BROOKS RUN MINING COMPANY, LLC
BUCHANAN ENERGY COMPANY, LLC
CALLAWAY LAND AND RESERVES, LLC
COBRA NATURAL RESOURCES, LLC
CORAL ENERGY SERVICES, LLC
DICKENSON-RUSSELL COAL COMPANY, LLC
DICKENSON-RUSSELL LAND AND RESERVES, LLC
ENTERPRISE LAND AND RESERVES, LLC
ENTERPRISE MINING COMPANY, LLC
ESPERANZA COAL CO., LLC
HERNDON PROCESSING COMPANY, LLC
KEPLER PROCESSING COMPANY, LLC
KINGWOOD MINING COMPANY, LLC
LITWAR PROCESSING COMPANY, LLC
MAXXIM REBUILD CO., LLC
MAXXIM SHARED SERVICES, LLC
MAXXUM CARBON RESOURCES, LLC
MCDOWELL-WYOMING COAL COMPANY LLC
NICEWONDER CONTRACTING, INC.
PALLADIAN LIME, LLC
PARAMONT COAL COMPANY VIRGINIA, LLC
PREMIUM ENERGY, LLC
RIVERSIDE ENERGY COMPANY, LLC
SOLOMONS MINING COMPANY
TWIN STAR MINING, INC.
VIRGINIA ENERGY COMPANY, LLC
WHITE FLAME ENERGY, INC.

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Vice President

Signature Page to

Amended and Restated Guarantee and Collateral Agreement

AMFIRE WV, L.P.

By:	AMFIRE Holdings, LLC, as General Partner

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Vice President

CUMBERLAND COAL RESOURCES, LP

By:	Pennsylvania Services Corporation, as General Partner

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Vice President and Secretary

EMERALD COAL RESOURCES, LP

By:	Pennsylvania Services Corporation, as General Partner

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Vice President and Secretary

Signature Page to

Amended and Restated Guarantee and Collateral Agreement

ALPHA AUSTRALIA, LLC
ALPHA AUSTRALIA SERVICES, LLC
ALPHA NATURAL RESOURCES INTERNATIONAL, LLC
ALPHA SUB FIVE, LLC
ALPHA SUB FOUR, LLC
ALPHA SUB ONE, LLC
ALPHA SUB THREE, LLC
ALPHA SUB TWO, LLC

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	President, Manager and Secretary

MOUNTAIN MERGER SUB, INC.

By:	/s/ Vaughn R. Groves
	Name:	Vaughn R. Groves
	Title:	Executive Vice President, General Counsel and Secretary

Signature Page to

Amended and Restated Guarantee and Collateral Agreement

A. T. MASSEY COAL COMPANY, INC.
ALEX ENERGY, INC.
ALLIANCE COAL CORPORATION
ARACOMA COAL COMPANY, INC.
BANDMILL COAL CORPORATION
BANDYTOWN COAL COMPANY
BARNABUS LAND COMPANY
BELFRY COAL CORPORATION
BEN CREEK COAL COMPANY
BIG BEAR MINING COMPANY
BIG LAUREL MINING CORPORATION
BLACK KING MINE DEVELOPMENT CO.
BLACK MOUNTAIN RESOURCES LLC
BLUFF SPUR COAL CORPORATION
BOONE EAST DEVELOPMENT CO.
BOONE ENERGY COMPANY
BOONE WEST DEVELOPMENT CO.
BULL MOUNTAIN MINING CORPORATION
CAVE SPUR COAL LLC
CENTRAL PENN ENERGY COMPANY, INC.
CENTRAL WEST VIRGINIA ENERGY COMPANY
CERES LAND COMPANY
CLEAR FORK COAL COMPANY
CLOVERLICK COAL COMPANY LLC
CLOVERLICK MANAGEMENT LLC
CRYSTAL FUELS COMPANY
CUMBERLAND EQUIPMENT CORPORATION
CUMBERLAND RESOURCES CORPORATION
DEHUE COAL COMPANY
DELBARTON MINING COMPANY
DEMETER LAND COMPANY
DORCHESTER ASSOCIATES LLC
DORCHESTER ENTERPRISES, INCORPORATED
DOUGLAS POCAHONTAS COAL CORPORATION
DRIH CORPORATION
DUCHESS COAL COMPANY
EAGLE ENERGY, INC.
ELK RUN COAL COMPANY, INC.
EN ROUTE LLC
EXETER COAL CORPORATION
FOGLESONG ENERGY COMPANY
GOALS COAL COMPANY
GREEN VALLEY COAL COMPANY
GREYEAGLE COAL COMPANY
GUEST MOUNTAIN MINING CORPORATION
HADEN FARMS, INC.

Signature Page to

Amended and Restated Guarantee and Collateral Agreement

HARLAN RECLAMATION SERVICES LLC

HAZY RIDGE COAL COMPANY

HIGH SPLINT COAL LLC

HIGHLAND MINING COMPANY

HOPKINS CREEK COAL COMPANY

INDEPENDENCE COAL COMPANY, INC.

JACKS BRANCH COAL COMPANY

JOBONER COAL COMPANY

JST LAND COMPANY

JST MINING COMPANY

JST RESOURCES LLC

KANAWHA ENERGY COMPANY

KNOX CREEK COAL CORPORATION

LAUREN LAND COMPANY

LAXARE, INC.

LOGAN COUNTY MINE SERVICES, INC.

LONG FORK COAL COMPANY

LYNN BRANCH COAL COMPANY, INC.

MAGGARD BRANCH COAL LLC

MAJESTIC MINING, INC.

MARFORK COAL COMPANY, INC.

MARTIN COUNTY COAL CORPORATION

MASSEY COAL SALES COMPANY, INC.

MASSEY COAL SERVICES, INC.

MASSEY ENERGY COMPANY

MASSEY EUROPEAN SALES, INC.

MASSEY GAS & OIL COMPANY

MEADOW BRANCH COAL LLC

MEADOW BRANCH MINING CORPORATION

MILL BRANCH COAL CORPORATION

MOUNTAIN MANAGEMENT, INCORPORATED

NEW MARKET LAND COMPANY

NEW RIDGE MINING COMPANY

NEW RIVER ENERGY CORPORATION

NICCO CORPORATION

NICHOLAS ENERGY COMPANY

NINE MILE SPUR LLC

NORTH FORK COAL CORPORATION

OMAR MINING COMPANY

OSAKA MINING CORPORATION

PANTHER MINING LLC

PEERLESS EAGLE COAL CO.

PERFORMANCE COAL COMPANY

PETER CAVE MINING COMPANY

PIGEON CREEK PROCESSING CORPORATION

PILGRIM MINING COMPANY, INC.

Signature Page to

Amended and Restated Guarantee and Collateral Agreement

POWELL RIVER RESOURCES CORPORATION

POWER MOUNTAIN COAL COMPANY

RAVEN RESOURCES, INC.

RAWL SALES & PROCESSING CO.

RESOURCE DEVELOPMENT LLC

RESOURCE LAND COMPANY LLC

ROAD FORK DEVELOPMENT COMPANY, INC.

ROBINSON-PHILLIPS COAL COMPANY

RODA RESOURCES LLC

ROSTRAVER ENERGY COMPANY

RUM CREEK COAL SALES, INC.

RUSSELL FORK COAL COMPANY

SC COAL CORPORATION

SCARLET DEVELOPMENT COMPANY

SHANNON-POCAHONTAS COAL CORPORATION

SHENANDOAH CAPITAL MANAGEMENT CORP.

SIDNEY COAL COMPANY, INC.

SPARTAN MINING COMPANY

STILLHOUSE MINING LLC

STIRRAT COAL COMPANY

STONE MINING COMPANY

SUPPORT MINING COMPANY

SYCAMORE FUELS, INC.

T. C. H. COAL CO.

TALON LOADOUT COMPANY

TENNESSEE CONSOLIDATED COAL COMPANY

TENNESSEE ENERGY CORP.

THUNDER MINING COMPANY

TOWN CREEK COAL COMPANY

TRACE CREEK COAL COMPANY

VANTAGE MINING COMPANY

WEST KENTUCKY ENERGY COMPANY

WHITE BUCK COAL COMPANY

WILLIAMS MOUNTAIN COAL COMPANY

WINIFREDE COAL CORPORATION

WYOMAC COAL COMPANY, INC.

By:	/s/ Jeffrey M. Jarosinski
Jeffrey M. Jarosinski Treasurer

Signature Page to

Amended and Restated Guarantee and Collateral Agreement

HANNA LAND COMPANY, LLC
TUCSON LIMITED LIABILITY COMPANY

By Their Sole Manager, ALEX ENERGY, INC.

By:	/s/ Jeffrey M. Jarosinski
Jeffrey M. Jarosinski
Treasurer

By Their Sole Member, A. T. MASSEY COAL COMPANY, INC.

By:	/s/ Jeffrey M. Jarosinski
Jeffrey M. Jarosinski Treasurer

Signature Page to

Amended and Restated Guarantee and Collateral Agreement

CITICORP NORTH AMERICA, INC.,
as Collateral Agent

By:	/s/ Justin S. Tichauer
Name: Justin S. Tichauer
Title: Vice President

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